EXHIBIT 1
            Margin Account Application and Agreement

     This agreement sets forth the rights and obligations of Rauscher Pierce Refsnes, Inc. and its affiliate, Regional Operations Group, Inc., by which its accounts are carried and through which its trades are cleared and settled on a fully disclosed basis and the undersigned ("Customer," whether one or more) in connection with a margin account or accounts established for the Customer. If this account is introduced by Rauscher Pierce Refsnes, Inc. to Regional Operations Group, Inc., Customer acknowledges having received a notice pursuant to Rule 382 of the New York Stock Exchange describing the responsibilities with respect to this account of each of such firms. If this account is introduced to Regional Operations Group, Inc. by another brokerage firm through the courtesy of RPR Correspondent Services, a division of Rauscher Pierce Refsnes, Inc., Customer acknowledges having received a notice pursuant to such Rule describing the responsibilities with respect to this account of each of such firms. As used in this agreement, the term "RPR" shall refer to Rauscher Pierce Refsnes, Inc., RPR Correspondent Services and/or Regional Operations Group, Inc. as the context requires and as determined by such entities pursuant to the applicable clearing agreement entered into by them with the introducing broker. RPR and Customer agree to the following with respect to any of Customer's accounts with RPR for the purchase and sale of securities:

1. All transactions in RPR accounts for Customer will be handled in accordance with and subject to: (a) applicable constitutions, rules, regulations, bylaws, customs, and usages of the National Association of Securities Dealers, Inc. and of the exchanges, markets, and clearing corporations, if any, where the transactions are executed and cleared by RPR; and (b) applicable federal laws and rules and regulations promulgated under such laws.

2. Customer understands that RPR is not acting for Customer as a trustee or in any other fiduciary capacity under this agreement and that RPR's responsibility is expressly limited to acting as a broker or dealer with respect to trades executed pursuant to Customer's instructions. Confirmation of transactions and statements of Customer's account will be conclusive as to accuracy and authorization of RPR to execute the trades indicated on the confirmations or statements if not objected to in writing by Customer within 10 days after mailing by RPR to Customer.

3. Any cash balance in Customer's account as of the end of the business day will be automatically deposited in the RPR Credit Interest Program ("CIP") which will pay Customer interest at rates that will vary with market conditions. Customer represents to RPR that any deposit of funds into CIP is with the intention of investing such funds, and not merely for the purpose of receiving interest. If Customer places a buy or sell order while the account has insufficient cash or securities, respectively, to settle the transaction, then customer will deposit promptly (and not later than the settlement date) into the account cash or securities to settle the respective buy or sell order.

4. Customer represents that the undersigned has all required legal capacity and authorization to enter into this agreement and to place orders to purchase or sell securities or other assets in the account and otherwise give instructions to RPR under this agreement. RPR and Customer may have entered into, or may subsequently enter into, additional written agreements with each other concerning, for example, trading in options, or establishing additional accounts which may or may not be joint accounts. This agreement, including the arbitration provisions, supplements without replacing or being replaced by any other agreements between RPR and Customer. If any provision of this agreement is found invalid or unenforceable in any respect, then that finding will not affect the validity of the remaining provisions of the agreement.

5.   CUSTOMER UNDERSTANDS THAT THIS AGREEMENT CONTAINS A PRE-
DISPUTE ARBITRATION CLAUSE IN PARAGRAPH 6 BELOW, AND THAT:

     (A)  ARBITRATION IS FINAL AND BINDING ON THE PARTIES;
     (B) THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL;
     (C) PRE-ARBITRATION AND DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS;
     (D) THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED; AND
     (E) THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

6. CUSTOMER AND RPR AGREE THAT ALL CONTROVERSIES THAT MAY ARISE AT ANY TIME BETWEEN CUSTOMER AND RPR CONCERNING ANY TRANSACTION OR OTHERWISE RELATING, DIRECTLY OR INDIRECTLY, TO THE CONSTRUCTION, PERFORMANCE, OR ASSERTED BREACH OF THIS OR ANY OTHER AGREEMENT OR OBLIGATION BETWEEN RPR AND CUSTOMER WHETHER ENTERED INTO PRIOR, ON, OR SUBSEQUENT TO THE DATE HEREOF, WILL BE DETERMINED BY ARBITRATION. ANY SUCH ARBITRATION WILL BE GOVERNED BY THE SUBSTANTIVE AND PROCEDURAL ARBITRATION LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS. SUCH ARBITRATION WILL BE IN ACCORDANCE WITH THE ARBITRATION RULES THEN IN EFFECT OF THE NEW YORK STOCK EXCHANGE, INC. OR OF ANY OTHER EXCHANGE OF

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
WHICH RPR IS A MEMBER, THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., OR THE MUNICIPAL SECURITIES RULEMAKING BOARD. CUSTOMER AUTHORIZES RPR TO ELECT AMONG THESE SPONSORING ORGANIZATIONS IF CUSTOMER DOES NOT MAKE AN ELECTION BY SENDING TO RPR WRITTEN NOTICE OF CUSTOMER'S ELECTION WITHIN FIFTEEN DAYS AFTER RPR SENDS TO CUSTOMER WRITTEN NOTICE REQUESTING SUCH ELECTION. THE AWARD OF THE ARBITRATORS, OR A MAJORITY OF THEM, WILL BE FINAL AND BINDING AND JUDGMENT ON THE AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. FOR PURPOSES OF THIS PARAGRAPH, "RPR" INCLUDES ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, AND PARENT, SUBSIDIARY, AFFILIATED, AND SUCCESSOR COMPANIES.

     NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL:

     (I)  THE CLASS CERTIFICATION IS DENIED;
     (II) THE CLASS IS DECERTIFIED; OR
     (III) THIS CUSTOMER IS EXCLUDED FROM THE CLASS BY THIS
          COURT.

     SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL
NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT
TO THE EXTENT STATED HEREIN.

     THIS AGREEMENT AND THE RIGHTS OF THE PARTIES UNDER IT WILL
BE GOVERNED BY NEW YORK LAW.

7. Customer agrees that all securities and other property which RPR may hold or control for Customer or which are due to Customer (either individually or jointly with others), and the proceeds thereof, shall be subject to, and there is hereby granted, a general lien, security interest and right of setoff to RPR for the discharge of all Customer's obligations to RPR. RPR may, in its discretion and without notice to Customer, deduct any amounts which may become due to RPR from Customer's account and apply or transfer any of Customer's securities and other property interchangeably between any of Customer's accounts.

8. Customer agrees to maintain margins for Customer's account as RPR may require from time to time. Customer agrees to pay interest charges which are imposed, in
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
accordance with RPR's usual custom, but in no event higher than the maximum rate allowed by law, with respect to Customer's account and to pay on demand any debit balance owing with respect to Customer's account. Customer acknowledges review of the disclosure on the back of this agreement concerning interest charges to customers. Customer agrees to pay promptly any custody or other fees which may be imposed by RPR with respect to the account. Customer will pay agency commissions or dealer charges determined by RPR on transactions in Customer accounts, transaction fees and costs that RPR incurs in connection with transactions in Customer accounts, and such charges as RPR may make to cover RPR's facilities and extra services.

9. Customer agrees to designate all sell orders for securities as either "long," or "short." The designation of a sale of a security as "long" constitutes a certification that the securities to be sold are owned by Customer and, if such securities are not in RPR's possession, the placing of such order shall constitute a warranty by Customer that Customer shall deliver such securities to RPR on or before settlement date.

10. In the event of default of any obligation to RPR, or if for any reason RPR may deem it advisable for its protection, RPR may, without notice or demand to Customer, and at such time and place as RPR may reasonably determine, sell any securities or other property which RPR may hold for Customer or which is due to Customer (either individually or jointly with others) and apply the proceeds to the discharge of the obligation, or buy in or borrow any securities or other property sold for Customer's account but undelivered by Customer, and cancel any outstanding orders and take such other action as RPR deems appropriate. Customer shall remain liable for any deficiency and shall promptly reimburse RPR for any loss or expense incurred thereby, including losses sustained by reason of RPR's inability to borrow any securities or other property sold for Customer's account. Customer further agrees to pay to RPR reasonable attorneys fees and costs incurred by RPR in order to collect any deficiency which may arise in Customer's account. RPR's rights and obligations under this agreement are assignable by RPR to any company which is affiliated with RPR, with or without notice by RPR to Customer.

11. Customer agrees that securities and other property in Customer's account may be carried in RPR's general loans and may be pledged or hypothecated separately or in common with other securities and any other property for the sum due to RPR thereon or for a greater sum and without retaining in RPR's possession and control for delivery a like amount of similar securities or other property. RPR is further authorized to collect all income and other payments which may become due on Customer's securities.

12. Customer and RPR agree that the accounts maintained hereunder may be terminated by RPR or Customer at any time effective upon the giving of notice of such termination to Customer or to RPR, as the case may be. Upon any such termination, the provisions of this agreement shall nevertheless remain in effect with respect to all
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
securities and other property then held in such account or accounts, all transactions previously executed by RPR hereunder and all orders from Customer previously given to and accepted by RPR hereunder and not otherwise canceled pursuant to the terms of this agreement. Customer agrees that RPR may, in RPR's sole discretion and without prior notice to Customer, refuse to accept any order from Customer in connection with the purchase or sale of securities by giving notice of such refusal to Customer as soon as practicable after RPR is given such order.

    THIS IS A BINDING CONTRACT.  READ IT CAREFULLY BEFORE
SIGNING.  THIS AGREEMENT CONTAINS A PRE-DISPUTE CLAUSE AT
PARAGRAPH 5                            AND 6.

LOAN CONSENT      I ACKNOWLEDGE THAT MY SECURITIES WHEN BEING
USED AS COLLATERAL FOR A LOAN BY YOU MAY BE LOANED, SEPARATELY OR
TOGETHER WITH THE SECURITIES OF OTHERS, EITHER TO RAUSCHER PIERCE
REFSNES, INC., REGIONAL OPERATIONS GROUP, OR OTHERS.

/s/ CHAPMAN CAPITAL MGMT                          Dated: February
7, 1996.
Name of account if other than customer
Name(s)


World Trade Center            x/s/NATHAN A. CHAPMAN JR.


Streeet Address               Signature of Customer (or
authorized          Signature of Customer #2 (or
                    person, if applicable)             authorized
person if applicable) if a joint
                                        account

401 E. Pratt St., 28th FL.              Nathan A. Chapman,
Jr.


                    Printed Name of Customer      Printed Name of
Customer #2 (or
                                        authorized person if
applicable) if a joint
                                        account

Baltimore, MD 21202           President


City, State and Zip Code           Title, if applicable (e.g.
President,          Title, if applicable (e.g. President,
                    Partner, Trustee, Custodian)       Partner,
Trustee, Custodian)

410-625-9656
Telephone Number, Including area code

For Office Use Only

A/C# 2205-2211-5665      /S/ NATHAN A. CHAPMAN, JR.
                        Account Executive Signature   Branch
Manager Approval

                    MARGIN ACCOUNT DISCLOSURE STATEMENT

Rule 10b-16 of the Securities and Exchange Commission requires disclosure of the elements of interest cost which will be incurred by a customer through his or her use of credit from broker-dealers in margin transactions. Such borrowings through margin account transactions are charged interest at variable rates and these rates may be adjusted upward at any time without notice to the borrower. Therefore, to comply with Rule 10b-16 and to further explain the agreement a customer must sign to maintain a margin account, set out below are the specific elements of the costs of a margin transaction. Please read these elements carefully to see that they are acceptable to you since all margin transactions will be governed by them. (1.) An interest charge is made on a customer's debit balance (amount borrowed). This debit balance is reduced by any credit balance other than a short account (type 6) credit. (2.) The annual rate of interest charged the customer on his or her debit balance will be equal to the Base Rate plus a percentage depending upon the size of the debit balance. The Base Rate will be determined by RPR using the broker call rate, prime rate, federal funds rate, and other commercially recognized rates of interest. The annual rate of interest will not exceed 5% above the Base Rate. The Base Rate will vary, without notice, in accordance with market conditions and/or the calculation of the Base Rate. As the rate is raised or lowered, your rate may be raised or lowered without notice; however, in no event shall the interest rate charged pursuant hereto be in excess of the interest allowed by applicable law. When your interest rate is to be increased for any reason other than as stated above, at least 30 days prior written notice will be given. (3.) Interest computation on net debit balances is on a daily basis. Both the debit balance and the daily interest at the aforesaid rates are computed each day. Your daily interest charge for any day would be computed by multiplying your debit balance by the annual rate of interest described above and dividing by 360. (4.) No credit charges are charged other than interest as herein explained. (5.) According to the rules of the New York Stock Exchange, a customer must maintain minimum maintenance cash value requirements in his or her margin account. The minimum requirements, expressed in terms of percentages, vary from time to time, and certain types of securities have greater maintenance percentages than others. Although the New York Stock Exchange has minimum standards, each New York Stock Exchange member firm may set its maintenance requirements higher than the New York Stock Exchange, and in some cases RPR may thus have a higher minimum. Subject to the minimum set by the New York Stock Exchange, the setting of minimum maintenance requirements for customers' accounts is within the sole discretion of RPR. It must be noted that these minimum maintenance requirements may change without prior notice and, if raised, it is the customer's obligation to add to his or her equity; conversely, if lowered, the customer will have available more credit potential. (6.) A lien is placed on securities held in both the customer's margin and cash accounts whereby RPR may sell said securities if minimum margin maintenance levels are not complied with. Such liens are described more fully in the agreement which a customer must sign when opening a margin account. Please refer to the agreement for reference. Defined terms used herein
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
have the same meanings ascribed to them under the agreement. (7.) Margin (type 2), interest is calculated daily based on the debit balance plus the market value of any short security in a type 6 account. For example, if an account has a settlement date debit balance in the type 2 account of $9,900, and a short common stock position with a market value of $15,000, we would adjust the settlement date balance for interest calculation only by adding the $15,000 market value to the $9,900 debit balance. The resulting balance of $24,900 would be used for that day to compute the interest charge.

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